APPENDIX B

CUSTODY AGREEMENT

The following portfolios (“Funds”) are hereby made parties to the Custody Agreement dated June 15, 2008, with LJMB Bank, n.a. (“Custodian”) and World Funds Trust, and agree to be bound by all the terms and conditions contained in said Agreement:

UNION STREET PARTNERS VALUE FUND
PERKINS DISCOVERY FUND
B. RILEY DNERSIFIED EQUITY FUND
REMS INTERNATIONAL REAL ESTATE OPPORTUNITY FUND
REMS REAL ESTATE VALUE OPPORTUNITY FUND
REMS REAL ESTATE INCOME 50/50 FUND
STRATEGIC GLOBAL LONG/SHORT FUND
SELECT VALUE REAL ESTATE SECURITIES FUND

APPENDIX C

CUSTODY AGREEMENT

Eligible Funds and Borrowing Limitations – World Funds Trust

Fund Name	Acceptable Reason	Limitation
Union Street Partners Value Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Perkins Discovery Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
B. Riley Diversified Equity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Strategic Global Long/Short Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
REMS International Real Estate Value Opportunity Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
REMS Real Estate Value Opportunity fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
REMS Real Estate Income 50/50 Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act
Select Value Real Estate Securities Fund	Temporary emergency only	Limited to extent allowed under the 1940 Act